Exhibit 10.2
The Security Interests (Guernsey) Law
Certificate of discharge
We, Ingalls & Snyder LLC, a company formed under the laws of New York having its office at 61 Broadway, New York, USA as security agent acting for and on behalf of the Secured Parties (as defined in the Security Interest Agreement, as defined below), certify that the security interest created or provided by CanArgo Limited, a company incorporated under the laws of Guernsey having its registered office at Borough House, Rue du Pre, St. Peter Port, Guernsey under a security interest agreement dated 25 July 2005 (the “Security Interest Agreement”) is wholly discharged and hereby assign the Collateral (as defined in the Security Interest Agreement) to CanArgo Limited.
We covenant to deliver to CanArgo Limited the certificates of title to the Securities and (if any) the Derivative Assets (as each term is defined in the Security Interest Agreement).
We confirm we give this certificate on behalf of and with the authority of each of the Secured Parties (as defined under the Security Interest Agreement).
Dated: 9th February 2007

INGALLS & SNYDER LLC

By:	/s/ Thomas O. Boucher Jr.

Thomas O. Boucher Jr., Manager

We accept and agree to the above:

CANARGO LIMITED

By:	/s/ Dr David Robson

Dr David Robson, Director